FOHP, INC. & SUBSIDIARIES
           (SUCCESSOR TO FIRST OPTION HEALTH PLAN OF NEW JERSEY, INC.)
                                   EXHIBIT 11
                        COMPUTATION OF EARNINGS PER SHARE


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


                                                            Six Months Ended
                                                                June 30,
                                                        1998                1997
                                                 ----------------------------------------


Net Income (Loss)                                 $      2,568,571    $   (20,637,085)
                                                 ========================================


Weighted average number of common shares:
  Shares outstanding quarter ended 6/30/98             100,000,000
  Shares outstanding at 2/28/97                                             2,100,173
  Shares outstanding at 4/30/97                                             2,086,839
  Shares outstanding at 6/30/97                                             2,254,948

Weighted average shares outstanding                     100,000,000         2,147,320
                                                 ========================================


Net income (loss) per common share                $            0.03    $        (9.61)
                                                 ========================================

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